EXHIBIT 10.1

SUMMARY SHEET:  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY ANNUAL BASE SALARY

Name	Title	Annual Base Salary
James K. Teringo, Jr.	Vice President, General Counsel and Secretary	$120,000